Exhibit 99.1

Investor Presentation January 16, 2018

2 Forward Looking Statement This presentation includes forward - looking statements . All statements in this presentation, other than statements of historical facts, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward - looking statements . The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” “expectation,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward - looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short - term and long - term business operations and objectives and financial needs . These forward - looking statements are subject to a number of risks, uncertainties and assumptions, some of which cannot be quantified and some of which are beyond our control . In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward - looking statements . You should not rely upon forward - looking statements as predictions of future events . Although we believe that the expectations reflected in the forward - looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements . In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward - looking statements . We disclaim any duty to update any of these forward - looking statements after the date of this presentation to confirm these statements in relationship to actual results or revised expectations . All forward - looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this presentation . You should evaluate all forward - looking statements made by us in the context of these risks and uncertainties .

Background 3 The Company Sachem Capital Corp. Established December 2010 Equity Financing IPO - February 2017 - $13 Million Gross Proceeds at $5.00/share Follow - on Offering - November 2017 $17.25 Million Gross Proceeds at $4.00/share Listing NYSE MKT Symbol SACH Long - term Debt $20MM revolving line of credit Market Cap (a/o 12/29/17) Approx. $60.7 Million Shares Outstanding 15,415,737 common shares Stockholder’s Equity at 9/30/2017 Approx. $39.2 Million

Management Team ▪ Co - founder and Chairman, Co - Chief Executive Officer, Chief Financial Officer and Secretary. ▪ Co - founder of Sachem Capital Partners (“SCP”), and co - founder and Managing Partner of JJV, LLC, manager of SCP since its inception in December 2010. ▪ Certified public accountant, previously engaged in private practice for over 30 years performing accounting, auditing and tax preparation services. ▪ Responsibilities include oversight of all aspects of business operations, including loan origination and servicing, investor relations, brand development and business development. ▪ Also responsible for the direction and oversight of all financial and accounting matters. ▪ Bachelor’s Degree in Accounting from the University of Rhode Island. . John L. Villano, CPA Jeffrey C. Villano ▪ Co - founder and Co - Chief Executive Officer, President and Treasurer. ▪ Co - founder of SCP, and co - founder and Managing Partner of JJV, LLC, manager of SCP since its inception in December 2010. ▪ Responsibilities include oversight of all aspects of our business operations, including loan origination and servicing, investor relations, brand development and business development. ▪ Associate’s Degree from Eastern Connecticut State University. 4

Overview 5 ▪ Connecticut - based real estate finance company specializing in originating, underwriting, funding, servicing and managing a portfolio of short - term (“hard money”) loans secured by first mortgage liens. ▪ Since inception in 2010 through September 30, 2017, made approximately 592 loans including extensions of existing loans, which are treated as new loans, having an aggregate original principal amount of $ 97.2 million. ▪ As of September 30, 2017, the loan portfolio consisted of 311 loans with an aggregate loan amount of approximately $ 52.7 million. ▪ Loans ranging in size from $10,000 to $1.2 million ▪ Primary goal is to grow the loan portfolio while preserving capital and to provide investors with above - market risk adjusted returns ▪ Qualify as a REIT and, therefore, will distribute at least 90% of taxable income to shareholders annually. Intends to pay regular quarterly dividends.

Investment Highlights ▪ Internally managed, with the co - founders owning approximately 19.5% of the company, aligning management’s interests with our equity investors ▪ Strong asset level return with nominal leverage and low cost structure generates attractive risk adjusted return on equity ▪ Experienced management team with intimate knowledge of the Connecticut and surrounding area real estate market ▪ Significant demand for real estate loans under $500k in Connecticut and surrounding areas as traditional lenders are unable to satisfy demand ▪ Disciplined lending ▪ Vertically - integrated loan origination platform ▪ Increased flexibility to structure loans to suit the needs of clients ▪ History of successful operations, annual interest income growth and profitability 6

Capital Structure - Equity Capital ▪ Equity Capital. Authorized capital includes 50,000,000 common shares and 5,000,000 preferred shares of which 15,415,737 common shares and 0 preferred shares are currently outstanding. Total shareholders’ equity is $39.2 million at September 30, 2017. • Exchange. In February 2017, SACH converted from a Connecticut limited liability company to a New York corporation. In the conversion, 6,283,237 common shares were issued to existing members. At the time members’ capital was $27.5 million. • Initial Public Offering. Immediately upon completion of the Exchange, SACH sold 2,600,000 common shares in an underwritten public offering, at an initial public offering price of $5.00 per share, or $13 million of gross proceeds. • Follow - on Public Offering. In late October/early November 2017, SACH sold an aggregate of 4,312,500 common shares (including 562,500 common shares covered by the underwriters’ over - allotment option), in an underwritten public offering, at $4.00 per, share, or $17.25 million in the aggregate. 7

Capital Structure - Debt ▪ Debt: • $20 million Revolving Loan Credit Facility. Interest on the outstanding balance is equal to the three - month LIBOR rate plus 4.5% and is adjusted quarterly. Interest only is payable in arrears and the Credit Line expires June 30, 2019. At maturity, outstanding balance will convert into a 36 - month term loan. At September 30, 2017, the outstanding balance on the Credit Facility was $15.9 million. It was subsequently paid down with the proceeds from the follow - on public offering. The current interest rate on the Credit Facility is 6.19%. Increase the amount of the facility from $15 million to $20 million to increase our ability to fund mortgage loans. • $310,000 term loan, which bears interest at the rate of 4.52% and matures on January 1, 2022. The proceeds of the term loan were used to purchase property in Branford that will be used by SACH as its corporate headquarter. Property will be ready for occupancy in the fall of 2018. 8

Dividends Paid ▪ Dividends: • $0.05 per share paid on April 27, 2017, for the half - quarter period from the date of IPO through March 31, 2017. • $0.105 per share for the quarter ended June 30, 2017, paid on July 27, 2017 to shareholders of record on July 17, 2017. The $0.105 dividend was a 5% increase from the first quarter dividend (on a full - quarter equivalent basis) and a yield of approximately 8.75% on an annualized basis (based on SACH’s closing price on 7/7/17, the day the dividend declared). • $0.105 per share for the quarter ended September 30, 2017, and paid on November 17, 2017 to shareholders of record on November 7, 2017. Represents a yield of approximately 10.71% on an annualized basis based on SACH’s closing price on 11/30/2017 . 9

Business Model 10 ▪ Grow first mortgage loan portfolio while protecting and preserving capital ▪ Provide investors with risk adjusted returns through dividends and capital appreciation ▪ Disciplined underwriting and extensive due diligence culture focusing primarily on value of underlying collateral as well as the borrower and its principals ▪ Intimate knowledge of Connecticut real estate market and ability to respond quickly to customer needs and demands ▪ Structure mortgage loans to fit needs and business plans of borrowers » Acquire and/or renovate existing residential real estate properties » Acquire vacant real estate and construct residential real estate properties » Purchase and hold income producing properties ▪ Loans are secured by first mortgages on real estate and personally guaranteed by borrower ▪ Revenue is generated from interest borrowers pay on loans as well as fee income generated from origination, processing and extension of loans

Annual Interest Income Growth 11 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 2012 2013 2014 2015 2016 2017* * 9/30/17 annualized

▪ Capitalize on opportunities created by the long - term structural changes in the real estate lending market and the continuing limited liquidity in the commercial and investment real estate markets ▪ Take advantage of the prevailing economic environment as well as economic, political and social trends that may impact real estate lending ▪ Remain flexible in order to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle ▪ Operate so as to qualify as a REIT and for an exemption from registration under the Investment Company Act ▪ Capitalize on competitor policies that inhibit borrower retention and repeat business ▪ Enhance marketing efforts that focus on borrower retention and acquisition Strategy 12

Loan Structure Principal Amount $10,000 to $1.2 million (maximum loan amount cannot exceed 10% of portfolio) Loan - to - Value Ratio Up to 65% Interest Rate Fixed rate between 9% and 12% with a default rate of 18% Origination 2% - 5% for one - to - three year loans Portfolio average as of 9/30/2017: 3.3% Average on loans funded in Q3: 3.75% Terms One to three years Prepayments No prepayment penalty Payment Terms Interest payable monthly with principal payable at maturity 13

Amount Number of Loans Aggregate Principal Amount $100,000 or less 147 $9,838,815 $100,001 to $250,000 106 16,723,998 $250,001 to $500,000 46 15,866,037 $500,001 to $1,000,000 8 5,864,755 Over $1,000,000 4 4,400,052 Total 311 $52,693,657 Mortgage Loan Portfolio as of September 30, 2017 ▪ Approximately 81% of loans had an original principal amount of $250,000 or less. ▪ Approximately 96% of loans had an original principal amount of $500,000 or less. ▪ Average loan size was approximately $169,000 and median loan size was $116,500. 14

: Sources of Capital As of September 30, 2017 Debt Line of Credit Mortgage Payable $15,921,186 303,568 Total Debt 16,224,754 Other Liabilities 1,494,801 Capital (equity) 39,155,450 Total sources of capital $56,875,005 Assets Mortgages receivable $52,693,657 Other assets 4,181,348 Total assets $56,875,005 15 Sources of Capital as of September 30, 2017

2017 2016 2015 Principal amount of loans earning interest $52,693,657 $33,750,610 $27,532,867 Loans originated in period $35,229,865 21,580,103 $19,412,438 Total revenue $4,745,973 $4,133,495 $2,786,724 Total operating costs and expenses $1,574,658 $1,082,868 $479,821 Number of loans outstanding 311 217 180 Average outstanding loan balance $169,000 $155,533 $152,960 Net Portfolio Rate of Return (1) 12.13% 12.23% 11.76% Weighted average term to maturity (in months) (2) 13.5 18 20 16 Years ended December 31, Nine Months ended September 30, (1) Does not include origination fees (2) Without giving effect to extensions Loan Portfolio

As of September 30, 2017 As of December 31, 2016 As of December 31, 2015 Developer – Residential Mortgages $35,512,825 $21,343,927 $18,820,509 Developer – Commercial Mortgages $12,375,768  $9,049,942 $5,712,566 Land Mortgages $4,545,931 $3,149,602 $2,619,792 Mixed Use $259,133 $207,139 $380,000 Total Mortgages Receivable $52,693,657 $33,750,610 $27,532,867 Loan Portfolio 17

18 Nine Months Ended September 30, 2016 2017 % Change Interest income from loans $2,687,711 $3,831,636 42.5% Total revenue $2,989,733 $4,745,973 58.7% Total operating costs and expenses $762,685 $1,574,658 106.5% Net income $2,227,048 $3,171,315 42.4% Financial Highlights

Portfolio Performance

	Year Ended 2015	Year Ended 2016	Change (`16 vs `15)	Nine months Ended 9/30/16	**Nine Months Ended 9/30/17**	Change (`17 vs `16)
Total Assets	$30,795,486	$38,369,421	24.6%	$36,173,341	**$56,875,005**	57.23%
No. of loans in Portfolio	180	217	20.5%	202	**311**	54.0%
Principal Amount of Loans in Portfolio	$27,532,867	$33,750,610	22.6%	$30,557,967	**$52,693,657**	72.4%
Interest Income	$2,477,876	$3,648,427	47.2%	$2,687,711	**$3,831,636**	42.6%
Gross Origination Fee Income (1)	$721,284	$824,008	14.2%	$521,716	**$1,159,215**	122.2%
Wtd. Average Contractual Interest Rate (2)	11.8%	12.2%	3.4%	12.01%	**12.13%**	1.0%
Blended Loan-to-Value (LTV)	46.5%	47.9%	3.0%	47.2%	**50.1%**	6.14%
Foreclosures Initiated (3)	2	1	-100%	1	**6**	600%
Loan Principal Paid Off	$5,812,116	$14,861,360	155.7%	$10,921,370	**$14,849,831**	35.9%

(1) Origination Feesnet of Manager Compensation was $108,385, $197,378, $138,620 and $464,211 for the years ended 2015, 2016 and nine months ended September 30, 2016 and 2017, respectively. Prior to the completion of Sachem's IPO, 75% of gross origination fees were paid to JJV, LLC, SCP's managing member. Accordingly, for the 2016 period and, roughly, the first half of the 2017 period, net origination fee income is net of the amounts payable to JJV and other adjustments. From and after February 9, 2017, JJV is no longer entitled to any payments from Sachem (other than dividends paid to it in its capacity as a shareholder of Sachem)

(2) Weighted average contractual interest rate does not include origination fee income.

SACHEM CAPITAL

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John L. Villano, CPA 23 Laurel Street Branford, CT 06405 203 - 433 - 4736 jlv@sachemcapitalcorp.com